UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2010

COMMSCOPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12929	36-4135495
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1110 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 29, 2010, the Board of Directors of CommScope, Inc. (the “Company”) approved the amendment and restatement of the Company’s Amended and Restated By-Laws (as amended and restated, the “By-Laws”), effective as of November 29, 2010. The principal changes effected by the adoption of the amended By-Laws were to:

(i)	amend Section 2 of Article II of the By-Laws to provide that the Company’s Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors;

(ii)	amend Section 3 of Article II of the By-Laws to provide that the Company’s Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously called or scheduled by the Board of Directors, the Chairman of the Board of Directors or the President; and

(iii)	amend Section 6 of Article II of the By-Laws to provide that the chairman of any meeting of stockholders of the Company has the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe rules, regulations and procedures and to do all such acts as, in the judgment of the chairman, are appropriate for the conduct of the meeting.

The preceding description of the By-Laws and the amendments effected thereby does not purport to be a complete statement of the provisions thereof and is qualified in its entirety by reference to the Company’s Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

3.2	Amended and Restated By-Laws of CommScope, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Date: November 29, 2010

COMMSCOPE, INC.

By:	/s/ Jearld L. Leonhardt
	Name:	Jearld L. Leonhardt
	Title:	Executive Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

3.2	Amended and Restated By-Laws of CommScope, Inc.